Exhibit 99.1

Nordstrom to Be Acquired by Nordstrom Family and Liverpool

Nordstrom Shareholders to Receive $24.25 Per Share in Cash

Transaction Represents a Premium of Approximately 42% Since March 18, 2024

Board Also Intends to Pay Special Dividend of Up to $0.25 Per Share in Cash Contingent on Closing

SEATTLE, December 23, 2024 – Nordstrom, Inc. (NYSE: JWN) today announced it has signed a definitive agreement under which Erik, Pete, Jamie Nordstrom and other members of the Nordstrom family (collectively, the “Nordstrom Family”) and El Puerto de Liverpool, S.A.B. de C.V. (“Liverpool”) (BMV: LIVEPOL) will acquire all of the outstanding common shares of Nordstrom not already beneficially owned by the Nordstrom Family and Liverpool in an all-cash transaction valued at approximately $6.25 billion on an enterprise basis. Following the close of the transaction, the Nordstrom Family will have a majority ownership stake in the Company.

Under the terms of the agreement, Nordstrom common shareholders will receive $24.25 in cash for each share of Nordstrom common stock they hold. The merger consideration represents a premium of approximately 42% to the Company’s unaffected closing common stock price on March 18, 2024, the last trading day prior to media speculation regarding a potential transaction. In addition, the Board intends to authorize a special dividend of up to $0.25 per share (based on Nordstrom’s cash on hand) immediately prior to and contingent on the close of the transaction. Upon completion of the transaction, Nordstrom will become a private company.

The Nordstrom Board of Directors, with Erik and Pete Nordstrom recusing themselves, has unanimously approved the proposed transaction upon the unanimous recommendation of a special committee of independent and disinterested directors that led the review and negotiation of this transaction. The special committee, composed of Kirsten Green, Amie Thuener O’Toole and Eric Sprunk, was formed in February 2024 in response to interest expressed by Erik and Pete Nordstrom in exploring a possible transaction during the Board’s most recent evaluation of possible avenues to enhance shareholder value.

“The special committee of the Nordstrom Board of Directors reviewed this proposal against the Company’s standalone prospects for growth,” said Eric Sprunk, chairman of the special committee. “Following a rigorous and independent evaluation and consultation with outside financial and legal advisors, the special committee unanimously concluded that this transaction offers greater value for all public shareholders at a significant premium to the unaffected share price.”

“The Nordstrom Board regularly considers alternatives to enhance value, culminating in this most recent process,” added Brad Tilden, chairman of the Nordstrom Board. “I want to thank the special committee for their diligent and thorough work evaluating and negotiating this transaction over the past several months.”

“For over a century, Nordstrom has operated with a foundational principle of helping customers feel good and look their best,” said Erik Nordstrom, chief executive officer of Nordstrom. “Today marks an exciting new chapter for the business. On behalf of my family, we look forward to working with our teams to ensure Nordstrom thrives long into the future.”

“We’re grateful to the employees, customers and shareholders who have shaped Nordstrom into the company it is today,” said Pete Nordstrom, chief brand officer of Nordstrom. “Since our founding in 1901, we have been committed to providing our customers with the best possible service – and to improving it every day. We look forward to building on that commitment in this next phase of the Company’s evolution.”

“Nordstrom is one of the worldwide leaders in department store retailing, and we’re thrilled to be investing in a company that has meaningfully shaped the industry for nearly 125 years,” said Graciano F. Guichard G., executive chairman of the Board of Directors of Liverpool. “We are honored to partner with the Nordstrom Family and the Company’s talented team as they continue to deliver outstanding service to customers.”

Transaction Details

The transaction is expected to close in the first half of 2025, subject to regulatory and other conditions, including approval of holders of two-thirds of the Company’s common stock and the holders of a majority of the shares of the Company not owned by the Nordstrom Family or Liverpool or their respective affiliates and the Company’s directors and Section 16 officers.

The transaction will be financed through a combination of rollover equity by the Nordstrom Family and Liverpool, cash commitments by Liverpool, up to $450 million in borrowings under a new $1.2 billion ABL bank financing, and Company cash on hand. The Company’s $2.7 billion principal amount of existing senior notes and debentures are expected to remain outstanding following the transaction. As part of the transaction, the Company expects to take actions to secure the Company’s existing senior notes and debentures with a second lien on the Company’s current assets and related collateral and a first lien on the Company’s other assets (excluding real estate), conditioned and effective upon the transaction closing. Following the closing of the transaction, Nordstrom will be owned 50.1% by the Nordstrom Family and 49.9% by Liverpool.

In addition to the special dividend (if paid), Nordstrom expects to continue paying regular quarterly cash dividends of 19 cents per share through transaction close, including a pro-rated dividend for any partial quarter immediately prior to the close of the transaction.

Upon completion of the transaction, Nordstrom’s common stock will no longer be listed on any public market.

Advisors

Morgan Stanley & Co. LLC and Centerview Partners LLC are acting as financial advisors to the special committee, and Sidley Austin LLP and Perkins Coie LLP are acting as legal counsel to the special committee.

Moelis & Company LLC is acting as financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP, Lane Powell PC and Davis Wright Tremaine LLP are acting as legal counsel to the Nordstrom Family.

J.P. Morgan Securities LLC is acting as financial advisor and Simpson Thacher & Bartlett LLP and Galicia Abogados, S.C. are acting as legal counsel to Liverpool.

About Nordstrom

At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we're building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop – whether that's in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.

About El Puerto De Liverpool

El Puerto de Liverpool is a Mexican omnichannel retailer with a leading presence in department stores and a robust e-commerce platform. It operates across Mexico with 310 stores under the Liverpool and Suburbia banners, 119 specialized boutiques, as well as 29 shopping centers. The Company is also one of the leading credit card issuers in the country with more than 7.6 million credit card holders, accounting for 47% of its sales transactions. For 176 years, it has offered a comprehensive selection of high-quality products and services—from the latest in fashion for the entire family to expert advice on interior design, food and beverages, housewares, technology, and much more.

Liverpool is recognized as one of the best places to work in Mexico, employing more than 78,000 workers nationwide. The company is committed to operating with efficiency, growth, innovation, prestige, exceptional service, profitability, and adaptability to specific markets, all while fostering a strong sense of social responsibility towards the world around it.

Additional Information Regarding the Transaction and Where to Find It

This press release relates to the proposed transaction (the “proposed transaction”) involving the Company, Norse Holdings, Inc. (“Parent”) and Navy Acquisition Co. Inc. (“Acquisition Sub”), whereby the Company would become a wholly-owned subsidiary of Parent. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or any other person or the solicitation of any vote or approval. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed transaction, and the Company intends to file a proxy statement on Schedule 14A relating to a special meeting of shareholders to approve the proposed transaction, each of which will be mailed or otherwise disseminated to the shareholders of the Company entitled to vote on the proposed transaction. The Company may also file other relevant documents with the Securities and Exchange Commission (the “SEC”) regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, shareholders of the Company may obtain free copies of such documents by accessing the Investor Relations portion of the Company’s website at https://nordstrom.gcs-web.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of the shareholders of the Company, filed with the SEC on April 11, 2024 (available here), under the sections “Corporate Governance—Director Compensation and Stock Ownership Guidelines,” “Compensation of Executive Officers,” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the security holdings of directors and executive officers have changed since the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement on Schedule 14A regarding the approval of the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated timing of the consummation of the proposed transaction. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, without limitation: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of shareholder approvals, the receipt of necessary regulatory approvals or the absence of a Below Investment Grade Rating Event; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the plans, business relationships, operating results and operations; (v) potential difficulties retaining employees, suppliers and customers as a result of the announcement and pendency of the proposed transaction; (vi) the response of employees, suppliers and customers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the financing to complete the proposed transaction or have a sufficient amount of Company cash on hand to complete the proposed transaction or pay the full amount of the special dividend contemplated by the proposed transaction. In addition, a description of certain other factors that could affect the Company’s business, financial condition or results of operations is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

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INVESTOR CONTACT:

James Duies

Nordstrom, Inc.

InvRelations@Nordstrom.com

MEDIA CONTACT:

Grace Stearns

Nordstrom, Inc.

NordstromPR@Nordstrom.com

Adam Pollack / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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